                        PRINCIPAL UNDERWRITING AGREEMENT

         AGREEMENT made this 26th day of March, 1997 by and between ONE Fund, Inc., a Maryland corporation ("Fund") and Ohio National Equities, Inc., an Ohio corporation ("Principal Underwriter").

         It is hereby mutually agreed as follows:

         1. The Fund hereby appoints the Principal Underwriter as its principal underwriter pursuant to the terms of any 12b-1 Plan most recently adopted by and in effect for the Fund and as principal underwriter of the shares of beneficial interest of the Fund ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, the Principal Underwriter will act as agent for the Fund and not as principal. A copy of any such 12b-1 Plan in effect shall be appended as an exhibit to this Agreement.

         2. The Principal Underwriter will use its best efforts to find purchasers for the Shares, to promote distribution of the Shares and may obtain orders from brokers, dealers or other persons for sales of Shares to them. No such broker, dealer or other person shall have any authority to act as agent for the Fund; such broker, dealer or other person shall act only as principal in the sale of Shares.

         3. Sales of Shares by the Principal Underwriter shall be at the applicable public offering price determined in the manner set forth in the prospectus and/or statement of additional information of the Fund, current at the time of the Fund's acceptance of the order for Shares; provided that the Principal Underwriter also shall have the right to sell Shares at net asset value, if such sale is permissible under and consistent with applicable statutes, rules, regulations and orders. All orders shall be subject to acceptance by the Fund, and the Fund reserves the right in its sole discretion to reject any order received. The Fund shall not be liable to anyone for failure to accept any order.

         4. On all sales of Shares, the Fund shall receive the current net asset value, and the Principal Underwriter shall be entitled to receive payments in accordance with any 12b-1 Plan as set forth in the then current prospectus and/or statement of additional information of the Fund. The Principal Underwriter may reallow all or a part of the 12b-1 payments to such brokers, dealers or other persons at the Principal Underwriter may determine.

         5. Payment to the Fund for Shares shall be in Clearing House funds received by the Principal Underwriter within ten (10) business days after notice of acceptance of the purchase order and the amount of the applicable public offering price has been given to the purchaser. If such payment is not received within such ten-day period, the Fund reserves the right, without further notice, forthwith to cancel its acceptance of any such order. The Fund shall pay such issue taxes as may be required by law in connection with the issuance of the Shares.

         6. The Principal Underwriter shall not make in connection with any sale or solicitation of a sale of the Shares any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then current prospectus and statement of additional information and any such printed supplemental information will be supplied by the Fund to the Principal Underwriter in reasonable quantities upon request.

         7. The Principal Underwriter is a member of, and agrees to comply with the Conduct Rules of the National Association of Securities Dealers, Inc.

         8. The Fund appoints the Principal Underwriter as its agent to accept orders for redemptions and repurchases of Shares at values and in the manner determined in accordance with the then current prospectus and/or statement of additional information of the Fund.

         9. The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

                  (a) any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto); or

                  (b) any omission or alleged omission to state a material fact required to be stated in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto) necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Principal Underwriter for use in the Fund's registration statement, prospectus or statement of additional information, such indemnification is not applicable. In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal Underwriter, its officers and directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

         10. The Principal Underwriter agrees to indemnify and hold harmless the Fund, its officers and directors and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which:

                  (a) may be based upon any wrongful act by the Principal Underwriter or any of its principals, employees or representatives: or

                  (b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

         11. The Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Principal Underwriter for the purpose of qualifying the Shares for sale under the so-called "blue sky" laws of any state or for registering Shares under the

1933 Act or the Fund under the Investment Company Act of 1940 ("1940 Act"). The Principal Underwriter shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information. The Fund shall bear the expense of registering Shares under the 1933 Act and the Fund under the 1940 Act, qualifying Shares for sale under the so-called "blue sky" laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Fund, an the direct expenses of the issuance of Shares.

     12. To the extent required by any 12b-1 Plan, the Principal Underwriter shall provide to the Board of Directors of the Fund in connection with such 12b-1 Plan, not less than quarterly, a written report of the amounts expended pursuant to such 12b-1 Plan and the purposes for which such expenditures were made.

     13. The term of this Agreement shall begin on the date hereof and, unless sooner terminated or continued as provided below, shall expire after two years. This agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the directors of the Fund and a majority of the Fund's "Rule 12b-1 Directors" as defined in the 12B-1 Plan of the Fund at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

     This Agreement may be terminated at any time, without payment of any penalty, (a) by vote of a majority of the Rule 12b-1 Directors, (b) by a vote of a majority of the Fund's outstanding shares or (c) as to any one of the Fund's portfolios, by vote of a majority of that portfolio's outstanding shares, on not more than sixty days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     14. This Agreement shall be construed in accordance with the laws of Ohio. All sales hereunder are to be made, and title to the Shares shall pass, in Cincinnati, Ohio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Montgomery, Ohio, on the day and year first written above.

                                       ONE Fund, Inc.

                                       By /s/ Donald J. Zimmerman
                                          --------------------------------------
                                       Donald J. Zimmerman, President

                                       Ohio National Equities, Inc.

                                       By /s/ Donald J. Zimmerman
                                          --------------------------------------
                                       Donald J. Zimmerman, President





                                      3